Exhibit 22
                                                           to Annual Report
                                                               On Form 10-K



                              WHOLLY OWNED SUBSIDIARIES
                                          OF
                             A. P. GREEN INDUSTRIES, INC.


          Name                                    Jurisdiction Incorporated

          APG Foreign Sales Corporation           Virgin Islands

          APG Lime Corp.                          Delaware

          A. P. Green Refractories (Canada) Ltd.  Canada

               1086215 Ontario Inc.               Canada

          A. P. Green Refractories, Inc.          Delaware

          A. P. Green Refractories Limited        United Kingdom

               Liptak Bradley Limited             United Kingdom

          APG Refractories Corp.                  Delaware

          Detrick Refractory Fibers, Inc.         Mississippi